UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida	33133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 441-6901

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On July 26, 2011, the Company received notification from The NASDAQ Stock Market (“NASDAQ”) that the Company had regained compliance with the $1.00 minimum closing bid price requirement in accordance with NASDAQ listing rules. The Nasdaq Listing Qualifications Panel has determined to continue the listing of the Company’s securities on The Nasdaq Stock Market.
For the sole purpose of regaining compliance with the Nasdaq listing rules, on July 5, 2011, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”). The Amendment effected a one-for-ten (1-for-10) reverse stock split of the Company’s outstanding Class A common stock, par value $0.0001 per share and Class B common stock, par value $0.0001 per share . The reverse stock split became effective July 12, 2011.
The reverse stock split was approved by the Company’s stockholders at the annual meeting held on June 1, 2011. The trading of the Company’s common stock on the Nasdaq Capital Market on a split-adjusted basis began at the opening of trading on July 11, 2011. The Company’s common stock is currently trading on The Nasdaq Capital Market under the symbol “SBSA” with the letter “D” appended to the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred, after which time it will revert to trading under the symbol “SBSA.”
A copy of the press release announcing that the above developments is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
99.1 — Press Release dated August 1, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.
August 1, 2011	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer Sr. Executive Vice President and Secretary

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
99.1 — Press Release dated August 1, 2011.

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